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                             EXHIBIT  NO.  (5)
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                                                          Exhibit (5)

                                CMS ENERGY
                           Fairlane Plaza South
                     330 Town Center Drive, Suite 1100
                         Dearborn, Michigan  48126

Facsimile - (517) 788-0768                        Denise M Sturdy
Writer's Direct Dial Number - (517) 788-0179      Assistant General
                                                   Counsel




June 6, 1995




CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

RE:     3,000,000 Shares of CMS Energy Common Stock, $.01 Par Value

Ladies and Gentlemen:

        I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation ("CMS Energy" or the "Company"). I refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,000,000 shares of Common Stock, par value $.01 per share (the "CMS Energy Common Stock"), of the Company.

        I am familiar with the proceedings to date with respect to the proposed issuance and sale of the CMS Energy Common Stock and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

        Based on the foregoing, I am of the opinion that:

        1. The Company is duly incorporated and validly existing in good standing under the laws of the State of Michigan.

        2. The CMS Energy Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the CMS Energy Common Stock as contemplated by the Registration Statement; and (iii) certificates representing the CMS Energy Common Stock shall have been duly executed, countersigned and registered, and duly delivered to the purchaser thereof against payment of the agreed consideration therefor.

        I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to the application of, the securities or blue sky laws of the various states to the sale of the CMS Energy Common Stock.

        I am a member of the bar of the State of Michigan and I express no opinion as to the law of any jurisdiction other than the State of Michigan and, to the extent pertinent, the federal law of the United States of America.

        I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me included in or made a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Denise M. Sturdy

                                         Denise M. Sturdy, Esq.
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